UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2021

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda
1-15731
98-0365432
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)
Seon Place – 4th Floor
141 Front Street
PO Box HM 845
Hamilton
HM 19
,
Bermuda
Not Applicable
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
441
-
295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class Trading Symbol(s) Name of Exchange where registered
Common Shares, $0.01 par value
RE
New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

☐

ITEM 7.01 REGULATION FD DISCLOSURE

On January 25, 2021, the registrant issued a news release announcing preliminary financial information for both full year 2020 and fourth

quarter 2020.

For the full year

2020, the registrant announced

an estimated range of

net income
between

$475

million

and

$525

million

and

an

estimated

range

of

net

operating

income

between

$275

million

and
$325 million.

For the

fourth quarter

of 2020,

the registrant

announced preliminary

pre-tax catastrophe

losses of

$70
million,

net

of

reinsurance

recoveries

and

reinstatement

premiums

which

includes

the

impact

of

Hurricanes

Delta,
Zeta,

Eta

and

Iota

as

well

as

the

Queensland

Australia

hailstorm;

preliminary

pre-tax

COVID-19

losses

of

$76
million, net of reinsurance recoveries; and strengthening of prior year loss reserves by $400 million pre-tax.

ITEM 9.01
FINANCIAL STATEMENTS

AND EXHIBITS

(c) Exhibits
Exhibit No. Description
99.1 News Release of the registrant,
dated January 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP,

LTD.
By:

/S/ KEITH SHOEMAKER
Keith Shoemaker
Senior Vice President and Comptroller

Dated:

January 25, 2021

EXHIBIT INDEX

Exhibit
Number Description of Document Page No.
99.1
News Release of registrant,
dated January 25, 2021